- --------------------------------------------------------------------------------
         EXHIBIT 11 - STATEMENT RE:  COMPUTATION OF PER SHARE EARNINGS
- --------------------------------------------------------------------------------

                                                                (Amounts in thousands, except per share data)

                                                                                Year Ended
                                                                ---------------------------------------------
                                                                  March 30,        April 1,         April 2,
                                                                     1996            1995             1994
                                                                ---------------------------------------------
         PRIMARY

         Average shares outstanding                                  6,891            6,851            5,836

         Net effect of dilutive stock options -- based on the
         treasury stock method using average market price              177              123              95
                                                                ---------------------------------------------
         Total shares                                                7,068            6,974            5,931
                                                                =============================================


         Income from continuing operations before cumulative
           effect of change in accounting principle                $10,373          $7,761          $ 5,634

         Income (loss) from discontinued operations                   (534)             31               12

         Cumulative effect of change in accounting principle             0               0           (1,742)
                                                                ---------------------------------------------
         Net income                                                $ 9,839          $7,792          $ 3,904
                                                                =============================================
         Per share amounts
         Income from continuing operations before cumulative
         effect of change in accounting principle                  $  1.47          $ 1.11          $  0.95

           Income (loss) from discontinued operations                (0.08)           0.01             0.00

           Cumulative effect of change in accounting principle        0.00            0.00            (0.29)
                                                                ---------------------------------------------
           Net income                                              $  1.39          $ 1.12          $  0.66
                                                                =============================================

                                                     (Amounts in thousands, except per share date)

                                                                      Year Ended
                                                       ------------------------------------------
                                                          March 30,      April 1,      April 2,
                                                            1996          1995           1994
                                                       ==========================================
FULLY DILUTED
Average shares outstanding                                   6,891         6,851            5,836
Net effect of dilutive stock options -- based on the
  treasury stock method using the year-end market
  price, if higher than average market price                   195           126              117
Assumed conversion of 10.75% convertible
  subordinated debentures                                        0             0              959
                                                       ------------------------------------------
  Total                                                      7,086         6,977            6,912
                                                       ==========================================
Net income applicable to common stock
Income from continuing operations before cumulative
  effect of change in accounting principle                 $10,373        $7,761         $  5,634
Add 10.75% convertible subordinated debentures
  interest, net of federal income tax effect                     0             0              313
                                                       ------------------------------------------
                                                           $10,373        $7,761         $  5,947
Income (loss) from discontinued operations                    (534)           31               12
Cumulative effect of change in accounting principle              0             0           (1,742)
                                                       ------------------------------------------
  Total                                                    $ 9,839        $7,792         $  4,217
                                                       ==========================================
Per share amount
  Income from continuing operations before cumulative
  effect of change in accounting principle                 $  1.46        $ 1.11         $   0.86
  Income (loss) from discontinued operations                 (0.07)         0.01             0.00
  Cumulative effect of change in accounting principle         0.00          0.00            (0.25)
                                                       ------------------------------------------
                                                           $  1.39        $ 1.12         $   0.61
                                                       ==========================================

                                     S-2